Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Quantumsphere Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Title of Class of Security being registered	Amount to be Registered	Proposed maximum offering price per share(1)	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Units, each consisting of one ordinary share, $0.0001 par value, and one right to receive one-seventh of one ordinary share(2)	8,280,000	$10.00	$82,800,000.00	0.0001531	$12,676.68
Fees Previously Paid	Equity	Ordinary shares, $0.0001 par value, included as part of the units(3)	8,280,000	-	-	-	-	(4)
Fees Previously Paid	Equity	Rights included as part of the units(3)	8,280,000	-	-	-	-	(4)
Fees Previously Paid	Equity	Ordinary shares underlying the rights included as part of units(3)	1,182,857	$10.00	$11,828,570	0.0001531	$1,810.95
		Total Offering Amounts			$94,628,570.00		$14,487.63
		Total Fees Previously Paid					$12,073.03
		Total Fee Offsets					$12,073.03
		Net Fee Due					$2,414.60

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes 8,280,000 units, consisting of 8,280,000 ordinary shares and 8,280,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		S-1	333-287672	05/30/2025		$12,073.03
Fee Offset Sources	Quantumsphere Acquisition Corp	S-1	333-287672		05/30/2025						$12,073.03

Explanation of the basis for claimed offset:

1.	The Registrant previously paid registration fees of (a) $12,073.03 in connection with the initial filing of this Registration Statement on Form S-1 on May 30, 2025.